NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. REPORTS SECOND QUARTER 2014
NET INCOME OF $7.0 MILLION

WARSAW, N.Y., July 23, 2014 – Financial Institutions, Inc. (the “Company”) (Nasdaq: FISI), the parent company of Five Star Bank, today reported net income for the second quarter ended June 30, 2014 of $7.0 million, compared with $7.2 million for the first quarter of 2014 and $6.9 million for the second quarter of 2013. After preferred dividends, second quarter earnings per diluted common share was $0.48, compared with $0.50 per share for the first quarter of 2014 and $0.47 per share for the second quarter of 2013.

“We delivered solid earnings in the second quarter of 2014,” said Martin K. Birmingham, the Company’s President and Chief Executive Officer. “We grew loans, credit quality continued to improve, operating expenses were well managed and capital levels strengthened. While our near-term outlook is for a continuation of the low interest rate environment, we are making important progress on our strategic growth priorities which call for increased penetration of the Rochester and Buffalo markets and the diversification of our revenue base by expanding fee-based services. We are pleased to report that meaningful progress was made during the second quarter on both of these fronts and we expect these advancements to benefit our long-term performance.”

Highlights:

•	Announced the pending acquisition of Scott Danahy Naylon Co., Inc. (“SDN”), a full service insurance agency, to enhance and diversify revenue

•	Quarterly net income was $7.0 million, up 3% from the same period a year ago

•	Average loans increased by $144.7 million or 8% from the second quarter of 2013 and $32.0 million or 2% from the first quarter of 2014, as total loans at the end of second quarter of 2014 reached record levels

•	Average deposits for the second quarter reached highest level in Company history at over $2.4 billion

•	Non-performing assets decreased 44% from the first quarter of 2014

•	Shareholders’ equity and common book value per share reached record levels at the end of the second quarter

•	Quarterly cash dividend of $0.19 per common share represents a 3.25% dividend yield as of June 30, 2014 and a return of 40% of second quarter net income to common shareholders

•	Strong quarterly return on average common equity of 10.66% and return on average tangible common equity of 13.31%

•	Capital ratios remain strong with the leverage ratio improving to 7.64% and total risk-based capital ratio increasing to 12.20% in the second quarter

Net Interest Income and Net Interest Margin

Net interest income totaled $23.1 million in the second quarter of 2014, down from $23.3 million in the first quarter of 2014 and up from $22.5 million in the second quarter of 2013. Average earning assets were up $3.2 million compared to the first quarter of 2014 and $190.4 million compared to the second quarter of 2013. The increase from the prior year period included increases of $144.7 million and $45.9 million in loans and investment securities, respectively. The growth in earning assets was offset by a narrowing net interest margin. Second quarter 2014 net interest margin was 3.47%, a decrease of 5 basis points from 3.52% reported in the first quarter of 2014 and a 16 basis point decrease from 3.63% reported in the second quarter of 2013.

“We had another solid quarter of performance, driven by loan and deposit growth and further enhanced by our recently adopted tax planning strategy,” said Kevin B. Klotzbach, the Company’s Executive Vice President and Chief Financial Officer. “We continue to be focused on earnings growth by carefully managing the aspects of our business that we can control, while maintaining high credit quality.”

Noninterest Income and Expense

Noninterest income totaled $6.6 million in the second quarter of 2014, compared to $6.4 million in the first quarter of 2014 and second quarter of 2013. Included in these totals are gains realized from the sale of investment securities. Exclusive of those gains, noninterest income was $5.6 million in the recently completed quarter and $6.0 million in the first quarter of 2014 and second quarter of 2013. The main factor contributing to the lower noninterest income compared to the first quarter of 2014 was a decrease of $545 thousand from the Company’s investments in limited partnerships, which are primarily small business investment companies. The income from these equity method investments fluctuates based on the performance of the underlying investments. The decrease in noninterest income compared to the second quarter of 2013 was primarily due to lower service charges on deposit accounts.

During the second quarter of 2014 the Company recognized gains of $949 thousand from the sale of investment securities. One pooled trust preferred security which had been classified as non-performing and 14 securities acquired in the first quarter of 2014 as part of our leverage strategy were sold during the second quarter of 2014. The leverage strategy utilizes the proceeds from short-term Federal Home Loan Bank advances to purchase high-quality investment securities.

Noninterest expense in the second quarter of 2014 totaled $17.8 million, compared with $17.2 million in the first quarter of 2014 and $17.5 million in the second quarter of 2013. The increases in noninterest expense were largely due to professional services associated with the pending acquisition of SDN and the hiring of additional loan officers and related personnel as part of the Company’s expansion initiatives.

Income Taxes

Income tax expense was $3.1 million in both the first and second quarters of 2014, and $3.4 million in the second quarter of 2013. The effective tax rate was 30.5% for the second quarter of 2014, 30.0% for the first quarter of 2014 and 33.1% for the second quarter of 2013. Our reduced effective tax rate in 2014 reflects New York State tax savings generated by the Company’s real estate investment trust, which became effective during February 2014.

Balance Sheet and Capital Management

Total assets were $2.99 billion at June 30, 2014, down $22.4 million from $3.02 billion at March 31, 2014 and up $211.0 million from $2.78 billion at June 30, 2013. The increase from the prior year was driven by loan growth and higher investment security balances.

Total loans were $1.90 billion at June 30, 2014, up $47.8 million or 3% from March 31, 2014 and up $153.3 million from June 30, 2013. The increase in loans was attributable to organic growth, primarily in commercial, home equity and consumer indirect loans. Total investment securities were $864.0 million at June 30, 2014, down $64.3 million or 7% compared with March 31, 2014 and up $36.1 million or 4% from June 30, 2013. During the second quarter of 2014 the Company sold approximately $42 million in investment securities acquired as part of our leverage strategy during the first quarter of 2014.

Total deposits were $2.45 billion at June 30, 2014, a decrease of $83.3 million from March 31, 2014 and an increase of $125.8 million from June 30, 2013. The decrease during the second quarter of 2014 was mainly due to seasonal outflows of municipal deposits, while the year-over-year increase was primarily due to successful business development efforts. Public deposit balances represented 25% of total deposits at June 30, 2014, compared to 28% at March 31, 2014 and 23% at June 30, 2013.

Short-term borrowings were $254.7 million at June 30, 2014, up $57.9 million and $61.3 million from March 31, 2014 and June 30, 2013, respectively. Short-term borrowings are utilized to offset seasonal outflows of municipal deposits.

Shareholders’ equity and common book value per share reached record levels at the end of the second quarter 2014. Shareholders’ equity was $269.8 million at June 30, 2014, compared with $262.9 million at March 31, 2014 and $244.9 million at June 30, 2013. Common book value per share was $18.21 at June 30, 2014, an increase of 3% from $17.72 at March 31, 2014 and 11% from $16.47 at June 30, 2013. Tangible common book value per share was $14.62 at June 30, 2014, an increase of 4% from $14.12 at March 31, 2014 and 14% from $12.84 at June 30, 2013.

During the second quarter of 2014, the Company declared a common stock dividend of $0.19 per common share, consistent with the prior quarter and up $0.01 per share from the second quarter of 2013. The second quarter 2014 dividend returned 40% of the quarter’s net income to common shareholders.

The Company’s leverage ratio was 7.64% at June 30, 2014, compared to 7.51% and 7.59% at March 31, 2014 and June 30, 2013, respectively. The capital ratios increased from the prior quarter due to an increase in shareholders’ equity and a slight decrease in total assets.

Credit Quality

Overall credit quality improved during the second quarter of 2014. Non-performing assets at June 30, 2014 declined $7.4 million compared with March 31, 2014, driven by a decrease in non-performing loans. Non-performing commercial mortgage loans decreased primarily due to the resolution of a single commercial mortgage which had been modified as a troubled debt restructuring and placed on nonaccrual status during the fourth quarter 2013. The loan had a principal balance of $6.8 million as of March 31, 2014. Non-performing assets declined $2.5 million from second quarter of 2013 due to broad improvements in the consumer and commercial loan portfolios, partially offset by an increase in non-performing indirect loans. During the second quarter of 2014 the last of the remaining non-performing pooled trust preferred investment securities was sold. These securities had been transferred to non-performing status in years prior to 2010 and included in non-performing assets at fair value. Nonperforming assets to total assets were 0.32% at June 30, 2014 compared with 0.56% at March 31, 2014 and 0.43% at June 30, 2013.

The provision for loans losses for the second quarter of 2014 decreased $348 thousand compared with the first quarter of 2014 and increased $565 thousand compared to the second quarter of 2013. Net charge-offs for the second quarter of 2014 were $1.7 million, consistent with the first quarter of 2014 and up from $1.4 million in the second quarter of 2013. Net charge-offs expressed as an annualized percentage of average loans outstanding were 0.37% in both the first and second quarters of 2014 and 0.33% in the second quarter of 2013.

The allowance to total loans was 1.43% at June 30, 2014, and 1.47% at March 31, 2014 and June 30, 2013. The ratio of the allowance for loan losses to total loans declined in both comparisons, reflecting overall improvement in credit quality. The allowance to non-performing loans was 306% at June 30, 2014 compared with 167% at March 31, 2014, and 227% at June 30, 2013. The higher allowance to non-performing loans ratio at June 30, 2014 was driven by the reduction in non-performing loans previously described.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiary, Five Star Bank. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Financial Institutions, Inc. and its subsidiary, Five Star Bank, employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, breaches of its third party information systems, the attitudes and preferences of its customers, its ability to successfully integrate and profitably operate acquired businesses, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2014		2013
	June 30,	March 31,	December 31,	September 30,	June 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$64,832	72,401	59,692	99,384	50,927
Investment securities:
Available for sale	601,903	674,650	609,400	583,551	810,549
Held-to-maturity	262,057	253,576	249,785	245,708	17,348

Total investment securities	863,960	928,226	859,185	829,259	827,897
Loans held for sale	201	900	3,381	2,810	3,423
Loans:
Commercial business	277,685	268,352	265,766	253,925	257,732
Commercial mortgage	469,055	468,763	469,284	449,565	437,515
Residential mortgage	106,206	110,164	113,045	117,624	118,117
Home equity	369,578	332,348	326,086	316,626	306,215
Consumer indirect	652,748	647,546	636,368	618,088	599,586
Other consumer	21,392	21,667	23,070	23,844	24,249

Total loans	1,896,664	1,848,840	1,833,619	1,779,672	1,743,414
Allowance for loan losses	27,166	27,152	26,736	26,685	25,590

Total loans, net	1,869,498	1,821,688	1,806,883	1,752,987	1,717,824
Total interest-earning assets (1)(2)	2,758,779	2,780,489	2,705,045	2,613,746	2,576,028
Goodwill and other intangible assets, net	49,826	49,913	50,002	50,095	50,190
Total assets	2,993,264	3,015,619	2,928,636	2,867,517	2,782,303
Deposits:
Noninterest-bearing demand	551,229	532,914	535,472	542,517	511,802
Interest-bearing demand	507,083	541,660	470,733	519,283	475,448
Savings and money market	766,594	812,734	717,928	757,454	713,459
Certificates of deposit	625,172	646,112	595,923	594,931	623,527

Total deposits	2,450,078	2,533,420	2,320,056	2,414,185	2,324,236
Borrowings	254,683	196,746	337,042	188,146	193,413
Total interest-bearing liabilities	2,153,532	2,197,252	2,121,626	2,059,814	2,005,847
Shareholders’ equity	269,827	262,865	254,839	247,845	244,888
Common shareholders’ equity (3)	252,487	245,523	237,497	230,503	227,494
Tangible common equity (4)	202,661	195,610	187,495	180,408	177,304
Unrealized (loss) gain on investment securities, net of tax	$1,292	(1,467)	(5,293)	(1,154)	(725)
Common shares outstanding	13,863	13,853	13,829	13,810	13,809
Treasury shares	299	309	333	352	353
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.64%	7.51	7.63	7.68	7.59
Tier 1 risk-based capital	10.95%	10.89	10.82	10.94	10.96
Total risk-based capital	12.20%	12.14	12.08	12.19	12.21
Common equity to assets	8.44%	8.14	8.11	8.04	8.18
Tangible common equity to tangible assets (4)	6.89%	6.60	6.51	6.40	6.49
Common book value per share	$18.21	17.72	17.17	16.69	16.47
Tangible common book value per share (4)	14.62	14.12	13.56	13.06	12.84

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Six months ended		2014			2013
	June 30,		Second	First	Fourth	Third	Second
	2014	2013	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$49,942	49,090	24,883	25,059	25,218	24,623	24,342
Interest expense	3,564	3,679	1,780	1,784	1,838	1,820	1,818

Net interest income	46,378	45,411	23,103	23,275	23,380	22,803	22,524
Provision for loan losses	3,864	3,902	1,758	2,106	2,407	2,770	1,193

Net interest income after provision
for loan losses	42,514	41,509	21,345	21,169	20,973	20,033	21,331

Noninterest income:
Service charges on deposits	4,491	4,709	2,241	2,250	2,511	2,728	2,568
ATM and debit card	2,431	2,566	1,257	1,174	1,249	1,283	1,317
Investment advisory	1,124	1,349	561	563	428	568	650
Company owned life insurance	828	853	425	403	431	422	438
Investments in limited partnerships	707	297	81	626	319	241	136
Loan servicing	330	225	176	154	118	227	152
Net gain (loss) on sale of loans held for sale	155	235	50	105	(17)	(101)	35
Net gain on investment securities	1,262	1,224	949	313	2	—	332
Net (loss) gain on sale of other assets	(11)	39	24	(35)	(142)	—	38
Other	1,617	1,432	813	804	836	801	710

Total noninterest income	12,934	12,929	6,577	6,357	5,735	6,169	6,376

Noninterest expense:
Salaries and employee benefits	18,319	18,935	9,063	9,256	9,420	9,473	9,226
Occupancy and equipment	6,374	6,204	3,139	3,235	3,203	2,959	3,035
Professional services	2,356	2,030	1,384	972	992	814	1,093
Computer and data processing	1,500	1,516	777	723	643	689	812
Supplies and postage	1,047	1,288	535	512	536	518	608
FDIC assessments	810	725	388	422	372	367	364
Advertising and promotions	393	467	214	179	220	209	253
Other	4,222	3,881	2,308	1,914	2,000	1,980	2,071

Total noninterest expense	35,021	35,046	17,808	17,213	17,386	17,009	17,462

Income before income taxes	20,427	19,392	10,114	10,313	9,322	9,193	10,245
Income tax expense	6,176	6,393	3,082	3,094	2,955	3,029	3,395

Net income	14,251	12,999	7,032	7,219	6,367	6,164	6,850

Preferred stock dividends	731	735	365	366	366	365	367

Net income available to common shareholders	$13,520	12,264	6,667	6,853	6,001	5,799	6,483

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$0.98	0.89	0.48	0.50	0.44	0.42	0.47
Earnings per share – diluted	$0.98	0.89	0.48	0.50	0.43	0.42	0.47
Cash dividends declared on common stock	$0.38	0.36	0.19	0.19	0.19	0.19	0.18
Common dividend payout ratio (1)	38.78%	40.45	39.58	38.00	43.18	45.24	38.30
Dividend yield (annualized)	3.27%	3.94	3.25	3.35	3.05	3.68	3.92
Return on average assets	0.97%	0.94	0.95	0.99	0.88	0.88	0.99
Return on average equity	10.85%	10.22	10.52	11.19	10.03	9.93	10.70
Return on average common equity (2)	11.01%	10.35	10.66	11.38	10.15	10.05	10.86
Return on average tangible common equity (3)	13.79%	13.11	13.31	14.30	12.90	12.88	13.74
Efficiency ratio (4)	58.54%	59.62	60.15	56.96	57.76	56.95	59.38
Stock price (Nasdaq: FISI):
High	$25.69	20.83	24.88	25.69	26.59	21.99	20.66
Low	$19.72	17.92	22.17	19.72	20.14	18.39	17.92
Close	$23.42	18.41	23.42	23.02	24.71	20.46	18.41

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Annualized net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Six months ended		2014		2013
	June 30,		Second	First	Fourth	Third	Second
	2014	2013	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$204	272	94	316	94	126	226
Investment securities (1)	890,068	833,094	875,855	904,437	849,069	821,561	829,953
Loans (2):
Commercial business	270,148	257,638	275,105	265,137	253,458	256,256	256,332
Commercial mortgage	473,312	425,982	473,883	472,733	460,722	442,178	433,631
Residential mortgage	110,949	126,824	108,535	113,390	118,113	121,462	123,263
Home equity	337,922	294,140	346,911	328,833	320,872	309,970	299,230
Consumer indirect	646,720	591,671	651,150	642,241	627,557	605,286	595,235
Other consumer	21,455	24,804	20,855	22,062	23,132	23,641	24,080

Total loans	1,860,506	1,721,059	1,876,439	1,844,396	1,803,854	1,758,793	1,731,771
Total interest-earning assets	2,750,778	2,554,425	2,752,388	2,749,149	2,653,017	2,580,480	2,561,950
Goodwill and other intangible assets, net	49,923	50,299	49,879	49,968	50,058	50,153	50,249
Total assets	2,969,591	2,784,681	2,973,735	2,965,400	2,860,733	2,784,580	2,789,104
Interest-bearing liabilities:
Interest-bearing demand	510,231	491,835	509,398	511,073	501,753	466,889	489,047
Savings and money market	775,956	716,632	789,956	761,799	757,868	719,452	739,328
Certificates of deposit	624,068	641,534	629,945	618,126	599,971	603,434	635,583
Borrowings	249,470	172,415	224,801	274,414	208,338	207,491	153,626

Total interest-bearing liabilities	2,159,725	2,022,416	2,154,100	2,165,412	2,067,930	1,997,266	2,017,584
Noninterest-bearing demand deposits	531,158	491,685	537,895	524,346	526,146	527,438	501,354
Total deposits	2,441,413	2,341,686	2,467,194	2,415,344	2,385,738	2,317,213	2,365,312
Total liabilities	2,704,683	2,528,309	2,705,578	2,703,777	2,608,815	2,538,377	2,532,197
Shareholders’ equity	264,908	256,372	268,157	261,623	251,918	246,203	256,907
Common equity (3)	247,566	238,939	250,815	244,281	234,576	228,827	239,500
Tangible common equity (4)	$197,643	188,640	200,936	194,313	184,518	178,674	189,251
Common shares outstanding:
Basic	13,782	13,728	13,791	13,773	13,754	13,745	13,739
Diluted	13,831	13,767	13,838	13,824	13,817	13,787	13,767
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.08%	0.20	0.07	0.08	0.16	0.15	0.19
Investment securities	2.44%	2.38	2.45	2.43	2.46	2.42	2.38
Loans	4.39%	4.74	4.32	4.45	4.55	4.59	4.65
Total interest-earning assets	3.76%	3.97	3.73	3.79	3.88	3.90	3.91
Interest-bearing demand	0.12%	0.13	0.12	0.13	0.16	0.18	0.14
Savings and money market	0.12%	0.13	0.12	0.13	0.14	0.14	0.13
Certificates of deposit	0.75%	0.80	0.76	0.74	0.77	0.77	0.79
Borrowings	0.37%	0.40	0.36	0.38	0.38	0.38	0.40
Total interest-bearing liabilities	0.33%	0.37	0.33	0.33	0.35	0.36	0.36
Net interest rate spread	3.43%	3.60	3.40	3.46	3.53	3.54	3.55
Net interest rate margin	3.49%	3.68	3.47	3.52	3.61	3.62	3.63

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2014		2013
	June 30,	March 31,	December 31,	September 30,	June 30,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$27,152	26,736	26,685	25,590	25,827
Net loan charge-offs (recoveries):
Commercial business	(65)	39	328	104	87
Commercial mortgage	159	(7)	369	(87)	(37)
Residential mortgage	61	57	118	22	72
Home equity	127	95	8	14	(20)
Consumer indirect	1,336	1,350	1,416	1,465	1,170
Other consumer	126	156	117	157	158

Total net charge-offs	1,744	1,690	2,356	1,675	1,430
Provision for loan losses	1,758	2,106	2,407	2,770	1,193

Ending balance	$27,166	27,152	26,736	26,685	25,590

Supplemental information
Period end loans:
Originated loans	$1,853,728	1,803,209	1,785,599	1,728,453	1,688,392
Acquired loans	42,936	45,631	48,020	51,219	55,022

Total loans	$1,896,664	1,848,840	1,833,619	1,779,672	1,743,414

Allowance for loan losses to total loans	1.43%	1.47	1.46	1.50	1.47
Allowance for loan losses for originated
loans to originated loans	1.47%	1.51	1.50	1.54	1.52
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	-0.09%	0.06	0.51	0.16	0.14
Commercial mortgage	0.13%	-0.01	0.32	-0.08	-0.03
Residential mortgage	0.23%	0.21	0.41	0.07	0.24
Home equity	0.15%	0.12	0.01	0.02	-0.03
Consumer indirect	0.82%	0.85	0.90	0.96	0.79
Other consumer	2.42%	2.87	2.01	2.63	2.63
Total loans	0.37%	0.37	0.52	0.38	0.33
Non-performing loans:
Commercial business	$3,589	3,706	3,474	4,078	5,043
Commercial mortgage	2,734	9,545	9,663	2,835	3,073
Residential mortgage	758	760	1,078	1,337	1,423
Home equity	371	826	925	911	699
Consumer indirect	1,427	1,387	1,471	1,161	1,035
Other consumer	12	46	11	16	22

Total non-performing loans	8,891	16,270	16,622	10,338	11,295
Foreclosed assets	554	412	333	424	415
Non-performing investment securities	—	113	128	128	207

Total non-performing assets	$9,445	16,795	17,083	10,890	11,917

Total non-performing loans to total loans	0.47%	0.88	0.91	0.58	0.65
Total non-performing loans to originated loans	0.48%	0.90	0.93	0.60	0.67
Total non-performing assets to total assets	0.32%	0.56	0.58	0.38	0.43
Allowance for loan losses to non-performing loans	306%	167	161	258	227

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

			Quarterly Trends
Six months ended			2014			2013
June 30,			Second	First	Fourth	Third	Second
2014		2013	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$2,993,264	3,015,619	2,928,636	2,867,517	2,782,303
Less: Goodwill and other intangible assets, net			49,826	49,913	50,002	50,095	50,190

Tangible assets (non-GAAP)			$2,943,438	2,965,706	2,878,634	2,817,422	2,732,113

Ending tangible common equity:
Common shareholders’ equity			$252,487	245,523	237,497	230,503	227,494
Less: Goodwill and other intangible assets, net			49,826	49,913	50,002	50,095	50,190

Tangible common equity (non-GAAP)			$202,661	195,610	187,495	180,408	177,304

Tangible common equity to tangible assets (non-GAAP) (1)			6.89%	6.60	6.51	6.40	6.49
Common shares outstanding			13,863	13,853	13,829	13,810	13,809
Tangible common book value per share (non-GAAP) (2)			$14.62	14.12	13.56	13.06	12.84
Average tangible common equity:
Average common equity	$247,566	238,939	250,815	244,281	234,576	228,827	239,500
Average goodwill and other intangible assets, net	49,923	50,299	49,879	49,968	50,058	50,153	50,249

Average tangible common equity (non-GAAP)	$197,643	188,640	200,936	194,313	184,518	178,674	189,251

Return on average tangible common equity (3)	13.79%	13.11	13.31	14.30	12.90	12.88	13.74

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.